UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

AFFINITY GOLD CORP.
(formerly Syncfeed Inc.)
(Exact name of registrant as specified in its charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Av. Arenales 335
Cercado, Lima, Peru
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-511-627-4603

Syncfeed Inc.
50 West Liberty St. Suite 880 , Reno, NV, 89501
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 10, 2009, we completed a merger with our wholly-owned subsidiary, Affinity Gold Corp.  As a result, we have changed our name from “Syncfeed Inc.” to “Affinity Gold Corp.”  We changed the name of our company to better reflect the direction and business of our company.

In addition, effective February 10, 2009, we have effected a thirty (30) for one (1) forward stock split of our authorized, issued and outstanding common stock.  As a result, our authorized capital has increased from 90,000,000 shares of common stock with a par value of $0.001 to 2,700,000,000 shares of common stock with a par value of $0.001, however, the 10,000,000 shares of preferred stock remain unchanged, and correspondingly our issued and outstanding capital increases from 2,150,000 shares of common stock to 64,500,000 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split both become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading February 13, 2009, under the new stock symbol “AFYG”.  Our new CUSIP number is 00829M 100.

Item 9.01. Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on January 21, 2009, and which was effective February 10, 2009.

99.2	Certificate of Change filed with the Secretary of State of Nevada on January 12, 2009, and which was effective February 10, 2009.

99.3	News Release dated February 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFFINITY GOLD CORP.

By:	/s/ Antonio Rotundo
Name:	ANTONIO ROTUNDO
Title:	President and Director

Date: February 17, 2009